As filed with the Securities and Exchange Commission on August 13, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

VENTAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1055020
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4360 Brownsboro Road, Suite 115

Louisville, Kentucky 40207-1642

(502) 357-9000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Ventas, Inc. 2000 Stock Option Plan for Directors

(Full titles of plans)

T. Richard Riney, Esq.

General Counsel

Ventas, Inc.

4360 Brownsboro Road, Suite 115

Louisville, Kentucky 40207-1642

(502) 357-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Maurice M. Lefkort, Esq.

Willkie Farr & Gallagher

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, par value $0.25 per share each with .667 of an associated participating preferred stock purchase right (“Common Stock”)	200,000	$15.93	$3,186,000.00	$258.00

(1)	Represents 200,000 shares of Common Stock that are reserved for issuance under the Ventas, Inc. 2000 Stock Option Plan for Directors. In addition, this Registration Statement covers an indeterminable number of additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on August 8, 2003.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Certain Documents By Reference.

The following documents, filed with the Securities and Exchange Commission (the “Commission”) by Ventas, Inc. (the “Company”), are incorporated herein by reference:

A.	The Company’s annual report filed on Form 10-K for the fiscal year ended December 31, 2002, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

B.	The Company’s quarterly reports filed on Form 10-Q for the quarterly periods ended March 31, 2003 and June 30, 2003, pursuant to the Exchange Act.

C.	The Company’s current reports on Form 8-K filed on the following dates pursuant to the Exchange Act: January 6, 2003, January 27, 2003 (other than with respect to the information furnished under Item 9 of that report), January 30, 2003, February 24, 2003, March 12, 2003, March 28, 2003 (other than with respect to the information furnished under Item 9 of that report), April 2, 2003 (other than with respect to the information furnished under Item 9 of that report), April 3, 2003, May 5, 2003 (other than with respect to the information furnished under Item 9 of that report), May 15, 2003, May 16, 2003, May 30, 2003 (other than with respect to the information furnished under Item 9 of that report), June 5, 2003, July 2, 2003 (other than with respect to the information furnished under Item 9 of that report), July 2, 2003 (other than with respect to the information furnished under Item 9 of that report), July 24, 2003 (other than with respect to the information furnished under Item 9 of that report) and August 13, 2003.

D.	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2002.

E.	The description of Registrant’s shares of Common Stock, par value $0.25 per share (the “Common Stock”), contained in the Registration Statement filed by the Registrant with the Commission on Form 8-A, dated January 22, 1992; the description of the Registrant’s Participating Preferred Stock Purchase Rights contained in the Registration Statement filed by the Registrant with the Commission on Form 8-A dated July 21, 1993, and as amended on August 11, 1995, February 2, 1998, July 28, 1998, April 19, 1999, December 22, 1999, May 24, 2000 and October 16, 2002; and all other amendments and reports filed for the purpose of updating such descriptions prior to the termination of the offering of the Common Stock and interests hereby.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

The legality of the securities being registered hereunder has been passed upon by T. Richard Riney, Executive Vice President and General Counsel of the Company. Mr. Riney is a full-time employee of the Company and owns shares and options to purchase shares of the Company’s Common Stock.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers the Company to, and Article IX of the Certificate of Incorporation of the Company provides that it will, indemnify any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”) because he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liabilities and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by him or her in connection with such Proceeding. The Company may provide by action of its Board of Directors through agreement, resolution or by a provision in the Bylaws of the Company, indemnification of the Company’s employees and agents with substantially the same scope and effect as the indemnification provided in Article IX of the Certificate of Incorporation of the Company.

Expenses incurred by such a person in his or her capacity as a director or officer of the Company (and not in any other capacity in which service was or is rendered by such person while a director or officer) in defending a Proceeding may be paid by the Company in advance of the final disposition of such Proceeding as authorized by the Board of Directors in a specific case upon receipt of an undertaking by or on behalf of that person to repay such amounts unless it is ultimately determined that that person is entitled to be indemnified by the Company as authorized by the General Corporation Law of the State of Delaware. Expenses incurred by a person in any capacity other than as an officer or director of the Company may be paid in advance of the final disposition of a Proceeding on such terms and conditions, if any, as the Board of Directors deems appropriate.

Pursuant to Section 102(b)(7) of the DGCL, the Company’s Certificate of Incorporation, as amended, eliminates certain liability of the Company’s directors for breach of their fiduciary duty of care. Article VIII of the Certificate of Incorporation provides that neither the Company nor its stockholders may recover monetary damages from the Company’s directors for breach of the duty of care in the performance of their duties as directors of the Company. Article VIII does not, however, eliminate the liability of the Company’s directors (i) for a breach of the director’s duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful distributions), or (iv) for any improper personal benefit.

The indemnification provided for by Article IX of the Company’s Certificate of Incorporation is a contract right and continues as to persons who cease to be directors, officers, employees or agents and inures to the benefit of the heirs, executors and administrators of such persons. No amendment to the Company’s Certificate of Incorporation or repeal of any article thereof increases the liability of any director or officer of the Company for acts or omissions of such persons occurring prior to such amendment or repeal.

The right to indemnification conferred by Article IX of the Company’s Certificate of Incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions taken in his or her official capacity and in any other capacity while holding such office.

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, partner, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not the Company would have the power or be obligated to indemnify him or her against such liability under the provisions of Article IX of the Company’s Certificate of Incorporation or the General Corporation Law of the State of Delaware.

The Company currently has in effect officers and directors liability insurance policies. These policies cover any negligent act, error or omission of a director or officer, subject to certain exclusions. The limit of liability under the policies is $60,000,000 in the aggregate annually for coverages in excess of deductibles.

Item 7. Exemptions from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Description

4.1	Ventas, Inc. 2000 Stock Option Plan for Directors (incorporated herein by reference to Exhibit A to the Company’s definitive proxy statement on Schedule 14A dated April 18, 2000).

4.2	Amendment No. 1 to the Ventas, Inc. 2000 Stock Option Plan for Directors.

4.3	Certificate of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit 3 to the Company’s Form 10-Q for the quarterly period ended September 30, 1995).

4.4	Certificate of Amendment to Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to Ventas, Inc.’s Form 10-Q for the quarterly period ended June 30, 1998.)

4.5	Third Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Form 10-K for the year ended December 31, 1997).

4.6	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 10-K for the year ended December 31, 1998).

4.7	Rights Agreement, dated as of July 20, 1993, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A, dated July 20, 1993).

4.8	First Amendment to Rights Agreement, dated as of August 11, 1995, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A/A, filed on August 11, 1995).

4.9	Second Amendment to Rights Agreement, dated as of February 1, 1998, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A/A, filed on February 2, 1998).

4.10	Third Amendment to Rights Agreement, dated as of July 27, 1998, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A/A, filed on July 28, 1998).

4.11	Fourth Amendment to Rights Agreement, dated as of April 15, 1999, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company’s Form 8-A/A, filed on April 19, 1999).

4.12	Fifth Amendment to Rights Agreement, dated as of December 15, 1999, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A/A, filed on December 22, 1999).

4.13	Sixth Amendment to Rights Agreement, dated as of May 22, 2000, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A/A, filed on May 24, 2000).

4.14	Seventh Amendment to Rights Amendment, dated as of October 14, 2003, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A/A, filed on October 16, 2002).

4.15	Letter Agreement relating to a waiver of the provisions of Article XII of the Certificate of Incorporation of the Company in favor of Cohen & Steers Management, Inc., dated October 14, 2002 (incorporated herein by reference to Exhibit 99.1 to the Company’s Form 8-K filed on October 16, 2002).

4.16	Letter Agreement relating to a waiver of the provisions of Article XII of the Certificate of Incorporation of Ventas, Inc. in favor of Cohen & Steers Capital Management, Inc., dated May 12, 2003 (incorporated herein by reference to Exhibit 4.1 to Ventas, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003).

4.17	Letter Agreement relating to a waiver of the provisions of Article XII of the Certificate of Incorporation of Ventas, Inc. in favor of Cohen & Steers Capital Management, Inc., dated June 24, 2003 (incorporated herein by reference to Exhibit 4.2 to Ventas, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003).

4.18	Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan (incorporated herein by reference to the Company’s Registration Statement on Form S-3, Registration No. 333-65642, as amended).

4.19	First Supplement to the Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan (incorporated herein by reference to the Prospectus Supplement dated March 11, 2002 to the Prospectus dated January 23, 2002 filed pursuant to Rule 424(b)(5) and part of the Company’s Registration Statement on Form S-3, Registration No. 333-65642).

5	Opinion of T. Richard Riney, Esq., General Counsel to the Company.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of T. Richard Riney, Esq. (contained in Exhibit 5).

24	Power of Attorney (included on signature page).

Item 9. Undertakings

(i) The Company hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (“Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(ii) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Louisville, the Commonwealth of Kentucky, on this 13th day of August, 2003.

VENTAS, INC.

By:	/s/ Debra A. Cafaro
Debra A. Cafaro Chairman of the Board, Chief Executive Officer and President

The undersigned officers and directors of Ventas, Inc., hereby severally constitute and appoint Debra A. Cafaro, T. Richard Riney and Richard A. Schweinhart, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Douglas Crocker II Douglas Crocker II	Director	August 13, 2003

/s/ Jay M. Gellert Jay M. Gellert	Director	August 13, 2003

/s/ Ronald G. Geary Ronald G. Geary	Director	August 13, 2003

/s/ Sheli Z. Rosenberg Sheli Z. Rosenberg	Director	August 13, 2003

/s/ Thomas C. Theobald Thomas C. Theobald	Director	August 13, 2003

/s/ Debra A. Cafaro Debra A. Cafaro	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	August 13, 2003

/s/ Richard A. Schweinhart Richard A. Schweinhart	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 13, 2003

/s/ Mary L. Smith Mary L. Smith	Principal Accounting Officer	August 13, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Ventas, Inc. 2000 Stock Option Plan for Directors (incorporated herein by reference to Exhibit A to the Company’s definitive proxy statement on Schedule 14A dated April 18, 2000).

4.2	Amendment No. 1 to the Ventas, Inc. 2000 Stock Option Plan for Directors.

4.3	Certificate of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit 3 to the Company’s Form 10-Q for the quarterly period ended September 30, 1995).

4.4	Certificate of Amendment to Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to Ventas, Inc.’s Form 10-Q for the quarterly period ended June 30, 1998.)

4.5	Third Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Form 10-K for the year ended December 31, 1997).

4.6	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 10-K for the year ended December 31, 1998).

4.7	Rights Agreement, dated as of July 20, 1993, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A, dated July 20, 1993).

4.8	First Amendment to Rights Agreement, dated as of August 11, 1995, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A/A, filed on August 11, 1995).

4.9	Second Amendment to Rights Agreement, dated as of February 1, 1998, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A/A, filed on February 2, 1998).

4.10	Third Amendment to Rights Agreement, dated as of July 27, 1998, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A/A, filed on July 28, 1998).

4.11	Fourth Amendment to Rights Agreement, dated as of April 15, 1999, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company’s Form 8-A/A, filed on April 19, 1999).

4.12	Fifth Amendment to Rights Agreement, dated as of December 15, 1999, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A/A, filed on December 22, 1999).

4.13	Sixth Amendment to Rights Agreement, dated as of May 22, 2000, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A/A, filed on May 24, 2000).

4.14	Seventh Amendment to Rights Amendment, dated as of October 14, 2003, between the Company and National City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A/A, filed on October 16, 2002).

4.15	Letter Agreement relating to a waiver of the provisions of Article XII of the Certificate of Incorporation of the Company in favor of Cohen & Steers Management, Inc., dated October 14, 2002 (incorporated herein by reference to Exhibit 99.1 to the Company’s Form 8-K filed on October 16, 2002).

4.16	Letter Agreement relating to a waiver of the provisions of Article XII of the Certificate of Incorporation of Ventas, Inc. in favor of Cohen & Steers Capital Management, Inc., dated May 12, 2003 (incorporated herein by reference to Exhibit 4.1 to Ventas, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003).

4.17	Letter Agreement relating to a waiver of the provisions of Article XII of the Certificate of Incorporation of Ventas, Inc. in favor of Cohen & Steers Capital Management, Inc., dated June 24, 2003 (incorporated herein by reference to Exhibit 4.2 to Ventas, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003).

4.18	Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan (incorporated herein by reference to the Company’s Registration Statement on Form S-3, Registration No. 333-65642, as amended).

4.19	First Supplement to the Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan (incorporated herein by reference to the Prospectus Supplement dated March 11, 2002 to the Prospectus dated January 23, 2002 filed pursuant to Rule 424(b)(5) and part of the Company’s Registration Statement on Form S-3, Registration No. 333-65642).

5	Opinion of T. Richard Riney, Esq., General Counsel to the Company.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of T. Richard Riney, Esq. (contained in Exhibit 5).

24	Power of Attorney (included on signature page).